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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): March 30, 2000

                            McLEODUSA INCORPORATED
            (Exact name of registrant as specified in its charter)


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
          Delaware                       0-20763             42-1407240
      (State or Other                 (Commission          (IRS Employer
Jurisdiction of Incorporation)        File Number)      Identification Number)
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               McLeodUSA Technology Park
               6400 C Street S.W., P.O. Box 3177
               Cedar Rapids, IA                    52406-3177
               (Address of Principal               (Zip Code)
               Executive Offices)


      Registrant's telephone number, including area code: (319) 364-0000
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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.    Acquisition or Disposition of Assets

  On March 30, 2000, McLeodUSA Incorporated, a Delaware corporation ("McLeodUSA"), acquired Splitrock Services, Inc., a Delaware corporation ("Splitrock Services"), by merger with the result that Splitrock Services became
an indirect wholly owned subsidiary of McLeodUSA.   Pursuant to the Amended and
Restated Agreement and Plan of Merger by and among McLeodUSA, Southside Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of McLeodUSA ("Southside"), Splitrock Services, Splitrock Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Splitrock Services ("Splitrock Holdings"), and Splitrock Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Splitrock Holdings ("Splitrock Merger Sub"), dated as of February 11, 2000 (the "Merger Agreement"), the acquisition of Splitrock Services by McLeodUSA was effected through two separate but related transactions:

     . a holding company reorganization (the "Reorganization"), in which Splitrock Services became a wholly owned subsidiary of its former subsidiary, Splitrock Holdings; and

     . a merger (the "Merger") of Southside with and into Splitrock Holdings in which Splitrock Holdings was the surviving corporation and became a wholly owned subsidiary of McLeodUSA.

  In the Reorganization, Splitrock Merger Sub merged with and into Splitrock Services with Splitrock Services as the surviving corporation. As a result, Splitrock Services became a wholly owned subsidiary of Splitrock Holdings and continued its corporate existence under the laws of the State of Delaware. The separate corporate existence of Splitrock Merger Sub terminated. At the effective time of the Reorganization, each outstanding share of Splitrock Services's outstanding common stock, par value $.001 per share ("Splitrock Services Common Stock"), was converted into the right to receive one share of Splitrock Holdings common stock, par value $.001 per share ("Splitrock Holdings Common Stock").

  In the Merger, Southside merged with and into Splitrock Holdings with Splitrock Holdings as the surviving corporation. As a result, Splitrock Holdings became a direct wholly owned subsidiary of McLeodUSA and continued its corporate existence under the laws of the State of Delaware under the name "Splitrock Holdings, Inc." Additionally, Splitrock Services, as a direct subsidiary of Splitrock Holdings, continued its corporate existence under the laws of the State of Delaware under the name "Splitrock Services, Inc." and became an indirect wholly owned subsidiary of McLeodUSA. At the effective time of the Merger, each right to receive one share of Splitrock Holdings Common Stock was converted into the right to receive 0.5347 (the "Exchange Ratio") of a share of Class A common stock, par value $.01 per share ("McLeodUSA Class A Common Stock"), of McLeodUSA and cash in lieu of fractional shares.

  As a result of the Merger, McLeodUSA will issue approximately 31 million shares of McLeodUSA Class A Common Stock to former holders of Splitrock Services Common Stock. Furthermore, Splitrock Services' outstanding 11 3/4% Senior Notes due 2008 ($261 million principal amount) remain outstanding with Splitrock Services as the obligor under such Senior Notes. In addition, at the effective time of the Merger, (1) each employee and director option to acquire shares of Splitrock Services Common Stock that was outstanding and unexercised immediately prior to the effective time of the Merger was replaced by an option to purchase shares of McLeodUSA Class A Common Stock and (2) each warrant to purchase shares of Splitrock Services Common Stock that was outstanding and unexercised immediately prior to the effective time of the Merger became exercisable to purchase shares of McLeodUSA Class A Common Stock. In each case, the number of shares of McLeodUSA Class A Common Stock subject to the new option or warrant, as the case may be, is equal to the number of shares of Splitrock Services Common Stock subject to the former option or warrant multiplied by the Exchange Ratio. The exercise price per share of McLeodUSA Class A Common Stock subject to the new option or warrant has been adjusted to equal the aggregate exercise price for the shares of Splitrock Services Common Stock subject to the old option or warrant divided by the number of whole shares of McLeodUSA Class A Common Stock subject to such option or warrant.

     Through the Merger, McLeodUSA acquired a nationwide broadband access platform with asynchronous transfer mode (ATM) switches in more than 350 points of presence (POPs) providing coverage to 90% of U.S. businesses and 87% of U.S. households with a local call. In addition, Splitrock Services has agreed to acquire the indefeasible rights to use four dark fiber strands in a fiber optic network currently under construction, with an option to acquire indefeasible rights to use an additional twelve fibers. This fiber network will cover approximately 15,000 route miles and will become available in progressive segments through the first quarter of 2001.

     The Splitrock Services' access platform integrates data, video and voice traffic on a unified platform, enabling a consistent quality of service nationwide. Splitrock Services' products and services include dial and dedicated Internet access, VPN and Virtual Internet Service (VIS) to corporate end users, ISPs, and other telecommunications carriers.

  The consideration for the Merger was determined through arm's-length negotiations between McLeodUSA and Splitrock Services. McLeodUSA will record the Merger as a purchase for accounting purposes.

  Roy A. Wilkens, a member of the board of directors of both McLeodUSA and Splitrock Services, entered into an employment agreement with McLeodUSA on January 7, 2000 and became the Chief Technology Officer of McLeodUSA. After the Merger, Mr. Wilkens became the President and Chief Executive Officer - Data Network for McLeodUSA.

  The foregoing descriptions of the Merger Agreement, the Merger and the Reorganization do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, filed with the Securities and Exchange Commission on February 11, 2000 as Exhibit 2.1 to the McLeodUSA Registration Statement on Form S-4, as amended (Registration No. 333-95941). A copy of the press release, dated April 3, 2000, issued by McLeodUSA, announcing the completion of the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Due to the impracticability of preparing financial statements within the prescribed time period for filing this Current Report on Form 8-K, McLeodUSA will file such financial statements in an amended filing within 60 days of the date of this Current Report.

     Description.
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      (c)      Exhibits.

         2.1 Amended and Restated Agreement and Plan of Merger by and among McLeodUSA Incorporated, Southside Acquisition Corporation, Splitrock Services, Inc., Splitrock Holdings, Inc., and Splitrock Merger Sub, Inc. dated as of February 11, 2000 (Incorporated herein by reference to the Registration Statement on Form S-4 of McLeodUSA Incorporated, as amended (Registration No. 333-95941) filed with the Securities and Exchange Commission on February 2,
               2000).

         99.1 Press Release, dated April 3, 2000, announcing the completion of the Splitrock acquisition.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 14, 2000          McLEODUSA INCORPORATED


                               By: /s/ Randall Rings
                                   -------------------------------
                                   Randall Rings
                                   Vice President, Secretary and
                                   General Counsel
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                                 EXHIBIT INDEX

Exhibit 2.1 Amended and Restated Agreement and Plan of Merger by and among McLeodUSA Incorporated, Southside Acquisition Corporation, Splitrock Services, Inc., Splitrock Holdings, Inc., and Splitrock Merger Sub, Inc. dated as of February 11, 2000 (Incorporated herein by reference to the Registration Statement on Form S-4 of McLeodUSA Incorporated, as amended (Registration No. 333-95941) filed with the Securities and Exchange Commission on February 2,
              2000).

Exhibit 99.1 Press Release, dated April 3, 2000, announcing the completion of the Splitrock acquisition.